EXHIBIT 10.36

2009 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

On December 12, 2008, the Human Resources Committee of the Board of Directors of Ameren Corporation (Committee) approved the 2009 annual base salaries of the following Named Executive Officers of Ameren Corporation (Ameren), Union Electric Company (UE), Central Illinois Public Service Company (CIPS), Ameren Energy Generating Company (Genco), CILCORP Inc. (CILCORP), Central Illinois Light Company (CILCO) and Illinois Power Company (IP) (which officers were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE, CIPS and CILCO Information Statements, each dated March 6, 2008, for the 2008 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K).

Name and Position	2009 Base Salary
Gary L. Rainwater Chairman, President and Chief Executive Officer - Ameren and CILCORP	$940,000	*

Warner L. Baxter Executive Vice President and Chief Financial Officer – Ameren, UE, CIPS, Genco, CILCORP, CILCO and IP	$552,933	*

Thomas R. Voss Executive Vice President and Chief Operating Officer – Ameren; Chairman, President and Chief Executive Officer of UE	$477,400	*

Steven R. Sullivan Senior Vice President, General Counsel and Secretary – Ameren, UE, CIPS, Genco, CILCORP, CILCO and IP	$417,133	*

Charles D. Naslund President (principal executive officer) – Genco; and until 07/01/08, Senior Vice President and Chief Nuclear Officer – UE	$427,267	*

Daniel F. Cole Senior Vice President – UE, CIPS, Genco, CILCORP, CILCO and IP	$350,800

Scott A. Cisel Chairman, President and Chief Executive Officer – CIPS, CILCO and IP	$387,000

Jerre E. Birdsong Vice President and Treasurer – Ameren, UE, CIPS, Genco, CILCORP, CILCO and IP	$297,200

* On February 12, 2009, the Committee, due to the current business environment, revised downward the annual base salary payable to such Named Executive Officer, effective March 1, 2009, to the base salary level payable to such named Named Executive Officer at the end of the 2008 fiscal year (2008 base salary). Consequently, the 2009 base salary payable to such named Executive Officer is the same as such Named Executive Officer’s 2008 base salary, except that for the first two months of fiscal 2009 such Named Executive Officer’s base salary was higher as approved by the Committee on December 12, 2008. The 2009 base salaries for certain of the Ameren Named Executive Officers may be subject to adjustment as may be disclosed by Ameren in its Current Report on Form 8-K dated March 2, 2009.